Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Receives Regulatory Approval for Acquisition of Merchants Holding Company and Merchants Holding Company Shareholders Approve Merger Agreement

SACRAMENTO, California, December 20, 2018 / GLOBE NEWSWIRE — Bank of Commerce Holdings (NASDAQ: BOCH), a $1.3 billion asset bank holding company and parent company of Redding Bank of Commerce, previously announced that it had entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which BOCH will acquire Merchants Holding Company (“Merchants”), the holding company for The Merchants National Bank of Sacramento, subject to the terms and conditions set forth in the Merger Agreement.

Merchants’ shareholders approved the Merger Agreement today, and BOCH has received all regulatory approvals required to complete the proposed transaction, including the written approval of the Federal Deposit Insurance Corporation and the California Department of Business Oversight and written confirmation from the Board of Governors of the Federal Reserve System that no application was required to be filed with that agency.

The transaction is expected to close on or about January 31, 2019, subject to customary closing conditions.

About Bank of Commerce Holdings

BOCH is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce (“RBC”), which operates under the names Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce. RBC is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. RBC was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982.

About Merchants Holding Company

Merchants is a bank holding company headquartered in Sacramento, California and is the parent company for The Merchants National Bank of Sacramento. Established in 1921, Merchants Bank is the oldest locally owned and operated bank in Sacramento.

Forward-Looking Statements

BOCH wishes to take advantage of the safe harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release and other public statements by BOCH may include statements that describe management’s expectations and developments, which may not be historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and expectations as to the future are necessarily subject to risks and uncertainties that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in BOCH's public filings, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on BOCH than expected and adversely affect BOCH's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in lending tied to real estate exposes us to the adverse effects of material increases in interest rates, declines in the general economy, tightening credit markets or declines in real estate values; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which BOCH is engaged; and (7) technological changes could expose us to new risks.

Forward-looking statements may also include but are not limited to statements about the benefits of the business combination transaction involving BOCH and Merchants, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the merger transaction does not close when expected or at all because remaining conditions to closing are not satisfied on a timely basis or at all, or the merger agreement is terminated; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which BOCH and Merchants operate; the ability to promptly and effectively integrate the businesses of RBC and Merchants Bank; the reaction to the transaction of the companies’ respective customers, employees, and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on all forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. BOCH undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report. For more information, see the risk factors described in BOCH’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Bank of Commerce Holdings

Telephone Direct (916) 677-5800

Stephen A. Meyers, Chairman, President and Chief Executive Officer

Merchants Holding Company

Telephone Direct (916) 442-3883